Exhibit 10

Form of Lock-up Agreement

June 10, 2026

BofA Securities, Inc.

Jefferies LLC

Evercore Group L.L.C.

As Representatives of the Several Underwriters

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

and

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

and

c/o Evercore Group L.L.C.

55 East 52nd Street, 35th Floor

New York, New York 10055

RE: Alvotech (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of ordinary shares, nominal value $0.01 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a public offering of Shares (the “Offering”) for which BofA Securities, Inc., Jefferies LLC and Evercore Group L.L.C. will act as the representatives of the underwriters (in such capacity, the “Representatives”) pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of the Representatives, which may withhold their consent in their sole discretion:

●	Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

●	enter into any Swap,

●	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

●	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to the underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to: (a) the transfer of Shares or Related Securities by gift, whether to a Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member, or to a charitable organization as a bona fide gift or charitable contribution, or otherwise provided that (i) such transfer is not for value, (ii) if required during the Lock-up Period, any public report or filing shall clearly indicate in the footnotes thereto that such transfer is being made pursuant to the circumstances described in this clause (a), and (iii) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Lock-up Period; (b) the transfer of Shares or Related Securities by will or intestate succession to a Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member; (c) the transfer of Shares or Related Securities by operation of law, such as pursuant to a court order, order of a regulatory agency, or settlement agreement, or pursuant to statutes governing the effects of a qualified domestic order or divorce settlement related to the distribution of assets in connection with the dissolution of a marriage or civil union; (d) the entry into any trading plan established pursuant to Rule 10b5-1 of the Exchange Act, provided that (i) such plan does not permit dispositions or sales of Shares or any Related Securities during the Lock-up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Shares or Related Securities may be made under such plan during the Lock-up Period; (e) the transfer of the undersigned’s Shares or Related Securities pursuant to a sale of or an offer to purchase shares of the Company representing a change of control of the Company, in a transaction approved by the Company’s board of directors, whether pursuant to a merger, tender offer or otherwise, to a third party or group of third parties, provided that in the event that the merger, tender offer or other such transaction is not completed, the Shares and Related Securities owned by the undersigned shall remain subject to the restrictions contained in this letter agreement, provided further that “change of control” as used herein shall mean one or a series of related transactions the result of which any person or group becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of all of the voting shares of the Company; (f) the transfer of Shares or Related Securities acquired in the Offering or in open market purchases following the Offering; (g) the transfer of the undersigned’s Shares or Related Securities pursuant to the pledge of such Shares or Related Securities to any bank pursuant to any bona fide pledge to secure indebtedness (a “Pledge”) (e.g., for a margin loan) and any further Pledge of all or any portion of such Shares or Related Securities pursuant to any amendments, supplements, modifications, extensions, renewals or restatements of the agreement related to any such Pledge, any refunding or refinancing of the indebtedness secured thereby or any credit facilities that replace, refund or refinance any part of the indebtedness secured thereby, including any such replacement, refunding or refinancing credit facility that increases the amount permitted to be borrowed thereunder or alters the maturity therefor; and (h) if the undersigned is a non-individual, transfer of Shares or Related Securities to any subsidiary or affiliate (as such term is defined in Rule 405 of the Securities Act), any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or the limited partners, general partners, limited liability company members or stockholders of the undersigned, or of any such subsidiary, affiliate, or investment fund or other entity, or if the undersigned is an individual, to any corporation, partnership, limited liability company, or other entity of which the legal and beneficial owner consists solely of undersigned and/or a Family Member, if, in any such case, such transfer is not for value.

Notwithstanding the foregoing, in the case of any transfer described in clauses (a), (b) and (h) above, it shall be a condition to such transfer that:

●	each transferee executes and delivers to Representatives an agreement in form and substance satisfactory to Representatives stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto), and

●	except in the case of clause (a) above, prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the underwriters may be required or choose to provide certain disclosures to you under the Regulation Best Interest and Form CRS under the Exchange Act in connection with the Offering, the underwriters are not making a recommendation to you to enter into this letter agreement or participate in this Offering, and nothing set forth in such disclosures is intended to suggest that the underwriters are making such a recommendation.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement will automatically terminate upon the earliest to occur, if any, of (a) the date the Company, or the Representatives on behalf of the Underwriters, advises the other party in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (b) the date of the termination of the Underwriting Agreement if prior to the closing of the Offering and (c) June 30, 2026 if the Underwriting Agreement has not been executed and delivered by the Company by such date.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This letter agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g. www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Signature

Printed Name of Authorized Signatory

(Indicate capacity of person signing if signing as custodian or trustee, or on behalf of an entity)

Certain Defined Terms

Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

●	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

●	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

●	“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

●	“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 90 days after the date of the Prospectus (as defined in the Underwriting Agreement).

●	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

●	“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

●	“Securities Act” shall mean the Securities Act of 1933, as amended.

●	“Sell or Offer to Sell” shall mean to:

–	sell, offer to sell, contract to sell or lend,

–	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

–	pledge, hypothecate or grant any security interest in, or

–	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

●	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.

EN-5